Exhibit 11


                       National Auto Finance Company, Inc.
                    Computation of Earnings per Common Share
                (unaudited, in thousands, except per share data)



                                                                    Three months ended
                                                                    ------------------
                                                     March 31, 1997                     March 31, 1996
                                                     --------------                     --------------
Average number of common shares
            outstanding                                       6,898
Proforma shares outstanding                                                                      6,726
Common equivalent
            Shares outstanding
               Stock options                                      4                                 --
Total common and common equivalent
            shares outstanding                                6,902                              6,726
                                                     ===============
                                                                                            ===========
Net income                                                   $1,000                               $501
                                                     ===============                        ===========
Net income (loss) as adjusted                              $(3,500)                                 --
                                                     ===============                        ===========
Earnings per share                                            $0.14                                 --
                                                     ===============                        ===========
                                                     ===============                        ===========
Earnings per share as adjusted                              $(0.51)                                 --
                                                     ===============
                                                                                            ===========
Proforma earnings per share                                                                       $.07
                                                                                            ===========
